UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2014

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)  The 2014 annual meeting of stockholders (the “Annual Meeting”) of United Online, Inc. (the “Company”) was held on June 12, 2014, at the Company’s corporate offices in Woodland Hills, California.  At the Annual Meeting, the Company’s stockholders voted on three proposals.

(b)  At the Annual Meeting, (1) all of the Company’s nominees for director were elected; (2) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified; and (3) the advisory resolution regarding the compensation of the Company’s named executive officers was approved.  The voting results were as follows:

Proposal 1:  Election of Directors

	For	Against	Abstain	Broker Non-Votes
Francis Lobo	10,230,063	284,351	144,346	1,802,926
Howard G. Phanstiel	10,248,205	265,971	144,584	1,802,926
Dr. Carol A. Scott, PhD	10,147,560	366,362	144,838	1,802,926

Proposal 2:  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

For	Against	Abstain
12,294,129	125,438	42,119

Proposal 3:  Advisory vote regarding the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
7,669,920	2,856,762	132,078	1,802,926

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2014	UNITED ONLINE, INC.

	By:	/s/ Francis Lobo
Francis Lobo
President and Chief Executive Officer